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                                                                    EXHIBIT 23.6

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc., of information from the reserve report prepared by us relating to the oil and gas reserves of KCS Energy, Inc. at year end 1996 in conformance with guidelines of the Securities and Exchange Commission (SEC). We also consent to the references to us as experts under the heading "Experts" and elsewhere in such Prospectus.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:   /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                           Frederic D. Sewell
                                           President

Dallas, Texas
November 14, 1997